Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227737
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, $0.001 par value per share	1,552,500	$219.00	$339,997,500	$37,093.73

(1)    Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT (To Prospectus dated October 5, 2018)
1,350,000 Shares
Allegiant Travel Company
Common Stock

We are offering 1,350,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALGT.” On May 4, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $230.36 per share.
Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and “Risk Factors” in the documents incorporated by reference herein.

	Per Share	Total
Public offering price	$219.00	$295,650,000
Underwriting discounts	$3.13	$4,225,500
Proceeds, before expenses, to us	$215.87	$291,424,500

If all of the shares are not sold at the public offering price, the underwriters may change the offering price and may offer shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting.”
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 202,500 shares of our common stock.
Our certificate of incorporation limits the voting rights of persons holding any of our equity securities who are not “citizens of the United States” to not more than 25.0% of the voting interest of our company.
We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements or free writing prospectuses as required. You should read the entire prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares on or about May 10,  2021.

Barclays	Morgan Stanley

Prospectus Supplement dated May 5, 2021

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.
This prospectus is part of an automatic “shelf” registration statement. We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and as such filed a shelf registration statement on Form S-3 (File No. 333-227737) on October 9, 2018, which became automatically effective upon filing. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time in one or more offerings.
You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Commission. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Investor Relations Department of Allegiant Travel Company as described under “Where You Can Find More Information” in this prospectus supplement.
You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the date on its respective cover, and that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction. See “Underwriting.”
When we refer to “Allegiant,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Allegiant Travel Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential investors in our common stock offered hereby.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus supplement and in the documents incorporated by reference herein that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, revenues, earnings, ASM growth, fuel consumption, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “hope” or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation:
◦the impact and duration of the COVID-19 pandemic on airline travel and the economy,
◦liquidity and cash flow issues resulting from the effect of the COVID-19 pandemic on our business,
◦restrictions imposed on us a result of accepting government grants under the Payroll Support Programs,
◦an accident involving, or problems with, our aircraft,
◦public perception of our safety,
◦our reliance on our automated systems,
◦our reliance on third parties to deliver aircraft under contract to us on a timely basis,
◦risk of breach of security of personal data,
◦volatility of fuel costs,
◦labor issues and costs,
◦the ability to obtain regulatory approvals as needed,
◦the effect of economic conditions on leisure travel,
◦debt covenants and balances,
◦the ability to finance aircraft to be acquired,
◦terrorist attacks,
◦risks inherent to airlines,
◦our competitive environment,
S-iii

◦our reliance on third parties who provide facilities or services to us,
◦the possible loss of key personnel,
◦economic and other conditions in markets in which we operate,
◦the ability to successfully develop and finance a resort in Southwest Florida,
◦governmental regulation,
◦increases in maintenance costs,
◦cyclical and seasonal fluctuations in our operating results, and
◦those factors discussed or referred to in “Risk Factors” in this prospectus supplement and in our periodic filings with the SEC.
We make these statements under the protection afforded by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10‑K for the year ended December 31, 2020, and any related free writing prospectus before deciding to invest in our common stock.
Allegiant Travel Company
We are a leisure travel company focused on providing travel and leisure services and products to residents of under-served cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. Our unique business model provides diversified revenue streams from various travel services and product offerings which distinguish us from other travel companies. We operate a low-cost, low-utilization passenger airline marketed primarily to leisure travelers in under-served cities, allowing us to sell air transportation both on a stand-alone basis and bundled with the sale of air-related and third-party services and products. In addition, we provide air transportation under fixed fee flight arrangements. Our developed nation-wide route network, pricing philosophy, direct distribution, advertising, and product offerings built around relationships with premier leisure companies, are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services and products from us.
For the twelve months ended March 31, 2021, we carried more than 7.78 million passengers across more than 500 routes between more than 120 cities. As of March 31, 2021, our operating fleet consisted of 100 Airbus A320 series aircraft.
We have developed a unique business model that primarily focuses on leisure travelers in small and medium-sized cities. The business model has evolved as our experienced management team has looked differently at the traditional way business has been conducted in the airline and travel industries. Our focus on the leisure customer allows us to eliminate the significant costs associated with serving a wide variety of customers and to concentrate our product appeal on a customer base which is under-served by traditional airlines. We have consciously developed a business model which distinguishes us from the traditional airline approach:

	Traditional Airline Approach	Allegiant Approach
Customer Base:	Business and leisure	Leisure
Network:	Primarily large and mid-sized markets	Primarily small/medium-sized under-served markets
Competition:	High	Low
Schedule:	Uniform throughout the week	Low frequency/variable capacity
Distribution:	Sell through various intermediaries	Sell only directly to travelers
Fare Strategy:	High base fares/low ancillary revenue	Low base fares/high ancillary revenue

By unbundling our air-related services and products such as baggage fees, advance seat assignments, travel protection, change fees, priority boarding, and food and beverage purchases, we are able to lower our airfares and target leisure travelers who are more concerned with price and the ability to customize their experience with us by only purchasing the additional conveniences they value. This strategy allows us to generate additional passenger revenues from these ancillary charges.
We have established a route network with a national footprint, providing service on 512 routes between 97 origination cities and 32 leisure destinations, and serving 43 states as of March 31, 2021. As of this same date, we were selling 580 routes. In most of these cities, we provide service to more than one of our leisure destinations which are offered either on a year-round or seasonal basis. Our vast network footprint provides us with a diversified, resilient network. We operate to more cities than any carrier (excluding major carriers including their regional airline feeders) protecting us against overexposure to any one geographic location. Our 20 bases (including Des Moines starting in July 2021) provide us the flexibility to redeploy capacity to best match demand trends around the country.
The geographic diversity of our route network protects us from regional variations in the economy and helps insulate us from competitive actions, as it would be difficult for a competitor to materially impact our business by targeting one city or region. Our widespread route network also contributes to the continued growth of our customer base. The below map illustrates our route network as of February 9, 2021, including service announcements as of that date. Since that date we have not added any routes and we removed two routes. The orange dots represent leisure destinations and the blue dots represent origination cities.

allegiant®

Bellingham
Spokane
Kalispell
Portland
Pasco
Eugene
Missoula
Great Falls
Minot
Grand Forks
Redmond
Medford
Bozeman
Billings
Bismarck
Fargo
Boise
Idaho Falls
Jackson Hole
St. Cloud
Appleton
Rapid City
Sioux Falls
San Francisco / Oakland
Reno
Stockton
Ogden
Provo
Grand Island
Des Moines
Omaha
Monterey
Fresno
Denver
Las Vegas
Grand Junction
Montrose
Kansas City
Wichita
Santa Maria
Los Angeles
Santa Ana / Orange County
Palm Springs
San Diego
Albuquerque
Phoenix / Mesa
Tulsa
Oklahoma City
Northwest Arkansas
Tucson
El Paso
Springfield
Little Rock
Memphis
Shreveport
Austin
San Antonio
Houston
New Orleans
Laredo
McAllen
Chicago
Rockford
Cedar Rapids
Moline
Peoria
Bloomington
Springfield
Belleville
Evansville
Owensboro
Nashville
Grand Rapids
Flint
Traverse City
South Bend
Toledo
Indianapolis
Fort Wayne
Cincinnati
Louisville
Columbus
Dayton
Cleveland
Pittsburgh
Huntington
Lexington
Tri-Cities
Knoxville
Asheville
Chattanooga
Greenville / Spartanburg
Gulfport / Biloxi
Destin / Ft. Walton Beach
Bangor
Plattsburgh
Portsmouth
Boston
Providence
Syracuse
Rochester
Albany
Niagara Falls
Elmira
Newburgh
New York City
State College
Allentown
Harrisburg
Hagerstown
Washington, D.C. / Baltimore
Clarksburg
Richmond
Norfolk
Roanoke
Raleigh/Durham
Greensboro
Concord
Myrtle Beach
Charleston
Savannah/Hilton Head
Jacksonville
Orlando / Sanford
Tampa / St. Pete
Sarasota / Bradenton
Fort Myers / Punta Gorda
West Palm Beach
Fort Lauderdale
Key West

Routes as of February 9, 2021. Some routes may be seasonal; subject to change.

In connection with our leisure travel focus, we are seeking to finance (through debt or strategic partnership) the development of our Sunseeker Resort in Florida. Construction of the Resort has been suspended since the onset of the COVID-19 pandemic.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “ALGT.” Our principal executive offices are located at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, and our telephone number is (702) 851-7300. We maintain a website on the Internet at http://www.allegiant.com. Information that you may find on this website is not part of this prospectus supplement.
Additional information about us is included in our reports and other documents incorporated by reference in this prospectus supplement. See “Incorporation of Certain Documents by Reference.”
Recent Developments
In April 2021, we, through our airline operating subsidiary Allegiant Air, LLC (“Allegiant Air”), received $13.7 million in funds related to the Payroll Support Program Extension Agreement (“PSP2”) that we entered into in January 2021 with the U.S. Department of the Treasury (the “Treasury”). In consideration for these additional funds, we issued warrants to the Treasury to acquire 924 shares of our common stock at a price of $179.23 per share (based on the price of our common stock on the Nasdaq Global Select Market on December 24, 2020). Also, in consideration for these additional funds, the note that Allegiant Air previously issued to Treasury under PSP2 was increased from $0 to $1.7 million in aggregate principal amount outstanding.
Also in April 2021, we, through Allegiant Air, entered into a Payroll Support Program 3 Agreement (the “PSP3”) with the Treasury under section 7301 of the American Rescue Plan Act of 2021. The total amount expected to be allocated to Allegiant Air under the PSP3 is approximately $98.4 million, which must be used exclusively for wages, salaries and benefits. Allegiant Air received an initial installment of $49.2 million in April 2021 and the remainder of the funds are expected to be received during the second quarter of 2021.
If additional funds are allocated by the Treasury under the PSP3 such that the amount received by us exceeds $100.0 million, then Allegiant Air will issue a note for 30 percent for the funds received under the PSP3 in excess of $100.0 million and additional warrants to acquire shares of our common stock. See “Risk Factors—We have entered into agreements with the Treasury with respect to funding support pursuant to the Payroll Support Programs; pursuant to which we have agreed to certain restrictions on how we operate our business and use our cash and which could limit our ability to take actions that we otherwise might have determined to be in the best interests of our company and our shareholders.”
On April 30, 2021, the Company closed on a transaction to sell 85 percent of Teesnap, its golf course management software subsidiary. The Company will retain 15 percent ownership in the business.

THE OFFERING

Issuer	Allegiant Travel Company
Common Stock Offered By Us	1,350,000 shares of our common stock
Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 202,500 shares of our common stock.
Common Stock Outstanding Immediately After This Offering
17,766,019 shares (or 17,968,519 shares assuming the underwriters exercise their option to purchase additional shares in full)
The number of shares of our common stock outstanding immediately after this offering is based on 16,416,019 shares of our common stock outstanding as of May 1, 2021 including 233,982 shares of unvested restricted stock outstanding as of such date which are subject to vesting requirements, and excludes, as of such date:
445,088 shares of common stock reserved for future issuance under our equity compensation plans; and
the 28,605 shares of common stock issuable upon the exercise of warrants issued to the Treasury under the Payroll Support Programs.
Our 2016 Long-Term Incentive Plan applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at two times its number for purposes of the plan limit. As a result, a maximum of 222,544 shares of restricted stock are remaining for future issuance under the 2016 Long-Term Incentive Plan.

Use of Proceeds
We estimate that the proceeds from this offering will be approximately $ 291.3 million (or $335.0 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting fees and estimated expenses.
We intend to use the net proceeds from this offering for airline growth opportunities and general corporate purposes, including the acquisition of aircraft and repayment of existing indebtedness. See “Use of Proceeds.”

Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALGT.” On May 4, 2021, the last reported sale price of our common stock was $230.36 per share.

Risk Factors
Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2020 (which is incorporated by reference herein) to read about factors you should consider before investing in our common stock.

Lock-Up Agreements	We, all of our directors and our executive officers have agreed with the underwriters that, without the prior written consent of the underwriters, subject to certain exceptions, neither we nor they will, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequence of ownership of any shares of our common stock, whether any such transaction is to be settled by delivery of our common stock, in cash or otherwise. See “Underwriting.”

RISK FACTORS

An investment in our common stock involves risks. Before you invest in our common stock, you should carefully consider the risk factors below and the risk factors relating to an investment in our common stock included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K , as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in the prospectus, this prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.
Risks Related to the COVID-19 Pandemic
The COVID-19 pandemic has materially and adversely affected, and will likely continue to materially and adversely affect, our results of operations, financial position and liquidity.
In December 2019, an outbreak of COVID-19 was identified in Wuhan, China. The COVID-19 outbreak spread throughout the world. In March 2020, the President of the United States declared a national emergency. The COVID-19 pandemic has materially and adversely affected passenger demand and bookings for air travel, thereby materially and adversely affecting operating income and cash flows from operations. As a result, we incurred a net loss of $184 million in 2020, our first net loss since 2002. We applied various measures to conserve our liquidity through cost reductions and other means. These efforts included reducing airline capital expenditures, suspending all non-airline capital expenditures; reducing our published flight schedule; placing a number of aircraft in storage; accelerated the retirement date of certain aircraft; implementing voluntary time-off programs for employees; suspending all hiring and non-contract salary increases; temporarily reducing named executive officer salaries and Board of Director cash retainer fees; and extending vendor payment terms. We will continue some of these measures into the future as we deem necessary until we return to profitability.
The extent of the impact of the COVID-19 pandemic on our business and our financial and operational performance will depend on future developments, including the duration, spread, severity and recurrences of the COVID-19 or similar viruses; the possible imposition of testing requirements before domestic travel; the duration and scope of related federal, state and local government restrictions; the availability and effectiveness of vaccines against COVID-19 and any variants of the virus; the extent of the impact of the COVID-19 pandemic on overall demand for air travel; and our access to capital, all of which are highly uncertain and cannot be predicted.
The COVID-19 pandemic has caused public health officials to recommend precautions to mitigate the spread of the virus. Since the onset of the COVID-19 pandemic, federal, state and local authorities have at various times instituted measures such as imposing self-quarantine requirements, requiring testing before entry into certain states; issuing directives forcing businesses to temporarily close, restricting air travel and issuing shelter-in-place and similar orders limiting the movement of individuals. Such measures have depressed demand for air travel, disrupted our operations, and materially adversely affected our business. The resulting cancellations of flights resulted in an unprecedented amount of cash refunds and the issuance of travel vouchers to customers. Further, due to the fears and restrictions involved with travel in the near term, sales of tickets for future travel have been adversely affected. The cancellations and cash refunds have negatively affected our revenues and liquidity, and such negative effects may continue based on circumstances surrounding the pandemic. We will continue to be materially adversely affected if government authorities extend existing orders or impose new orders or other restrictions intended to mitigate the spread of COVID-19, or if fear of travel continues to depress future ticket sales.
Instances of actual or perceived risk of infection among our employees, or our service providers’ employees, could further negatively impact our operations. We could also be materially adversely affected if we are unable to effectively maintain a suitably skilled and sized workforce, address employment-

related matters, or maintain satisfactory relations with our employees or our employees’ labor representatives.
Moreover, the ability to attract and retain passengers depends, in part, upon the perception and reputation of our company and the public’s concerns regarding the health and safety of air travel generally. Actual or perceived risk of infection on our flights could have a material adverse effect on the public's comfort with air travel, which could harm our reputation and business. We expect we will continue to incur COVID-19 related costs as we sanitize airplanes and implement additional hygiene-related protocol to airplanes, and take other action to limit infection among our employees and passengers.
The COVID-19 pandemic has also significantly increased economic and demand uncertainty. Historically, unfavorable U.S. economic conditions have driven changes in travel patterns, including reduced spending for both leisure and business travel. Unfavorable economic conditions, when low fares are often used to stimulate traffic, have also historically hampered the ability of airlines to raise fares to counteract any increases in fuel, labor, and other costs. Any significant increases in unemployment in the United States due to the adoption of social distancing and other policies to slow the spread of the virus would likely continue to have a negative impact on passenger bookings, and these effects could exist for an extensive period of time. The COVID-19 pandemic continues to rapidly evolve. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change.
We rely on discretionary spending by individuals and households as most of our customers fly with us for leisure as opposed to business purposes.
Many attractions in the leisure destinations we serve, such as Walt Disney World in Orlando, Florida and Las Vegas hotels, temporarily closed, and those which have reopened have done so with restrictions in place, which have and will continue to impact travel to these destinations.
The spread of COVID-19 and related responsive actions have adversely impacted our financial condition, liquidity and cash flow.
The spread of COVID-19 and related government and private sector responsive actions, including actions we have taken to stem the spread of the virus, have and will continue to adversely impact our financial condition, liquidity and cash flow in the near term. While we are focused on mitigating the impact to our balance sheet by, among other things, suspending dividends and share repurchases and suspending all non-essential capital expenditures and discretionary spending, a prolonged disruption due to the COVID-19 pandemic could have a longer-term material adverse effect on our financial condition, liquidity and cash flow.
We may need to seek significant amounts of additional liquidity if the pandemic results in continuing losses. In that event, we would consider the issuance of additional debt securities, equity securities and equity-linked securities, as well as through credit facilities. However, the terms of our existing debt agreements, including our Credit and Guaranty Agreement (the “Term Loan”) related to our term loan and the indenture for our 8.5% Senior Secured Notes due 2024 (the “Senior Secured Notes”), may not permit us to do so. These credit agreements contain covenants limiting our ability to, among other things, make certain types of restricted payments, including paying dividends, incur debt or liens, merge or consolidate with others, dispose of assets, enter into certain transactions with affiliates, engage in certain business activities or make certain investments. In addition, the Term Loan and Senior Secured Notes contain financial covenants, including requiring us, at the end of each calendar quarter, to maintain a maximum total leverage ratio of 5.00:1.00 and to maintain a minimum aggregate amount of liquidity of $300.0 million. We have pledged our assets to secure these loans with the exceptions of aircraft and aircraft engines, the Sunseeker Resort and certain other exceptions. This will limit our ability to obtain debt secured by these pledged assets while these loans are outstanding. The loan agreements contain various events of default (including failure to comply with the covenants under the loan agreements), and upon an event of default the lenders may, subject to various cure rights, require the immediate payment of all amounts outstanding under these loans. As a result of these restrictive covenants, we may be limited in how we conduct business, and we may be unable to raise additional debt or equity financing.
Moreover, on March 17, 2020, S&P Global Ratings downgraded our corporate issue rating and Moody’s Investors Service placed our ratings on downgrade review, in both cases due to reduced demand for air travel. Our ability to raise cost-effective capital is in part dependent on our credit ratings, and we cannot assure you that our credit ratings will be stable or improve. Such downgrade actions and potential future downgrade actions may negatively affect our ability to seek additional sources of liquidity on favorable terms, if at all.
Although our working capital has been sufficient to meet our obligations to date, our future liquidity could be severely impacted by the prolonged continuance of the COVID-19 pandemic and the aforementioned negative effects on our ability to raise cost-effective capital, which could have a material adverse effect on our business, financial condition and results of operations.
We have entered into agreements with the Treasury with respect to funding support pursuant to the Payroll Support Programs; pursuant to which we have agreed to certain restrictions on how we operate our business and use our cash and which could limit our ability to take actions that we otherwise might have determined to be in the best interests of our company and our shareholders.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") was signed into law. The CARES Act provides liquidity in the form of grants and loans to air carriers, such as to us, that incurred, or are expected to incur, covered losses such that the continued operations of the business are jeopardized, as determined by the Treasury. Additional benefits were made available to us under a section of the Consolidated Appropriations Act, 2021 (the “PSP Extension Act”) enacted in December 2020. In April 2020 and in January 2021, we reached agreements with the Treasury with respect to funding support pursuant to the Payroll Support Program and the PSP Extension Act. Pursuant to these agreements, we have agreed to certain restrictions on our business and operations, including the following:
◦we are prohibited from repurchasing our common stock and from paying dividends on our common stock until September 30, 2022;
◦we must place certain restrictions on certain higher-paid employee and executive pay, including limiting pay increases and severance pay or other benefits upon terminations, until April 1, 2023;
◦we are prohibited from involuntary terminations or furloughs of our employees (except for death, disability, cause, or certain disciplinary reasons) until September 30, 2021, and we were required to recall and compensate certain employees who were involuntarily terminated or furloughed between October 1, 2020 and the date of PSP2;
◦we may not reduce the salary, wages or benefits of our employees (other than our executive officers, or as otherwise permitted under the terms of the Payroll Support Program and PSP Extension Act) without the relevant employee’s consent until September 30, 2021; and
◦until March 1, 2022, we must comply with any requirement issued by the Department of Transportation (the “DOT”) that we maintain certain scheduled air transportation service as DOT deems necessary to ensure services to any point served by us before March 1, 2020.
These restrictions may require that we take, or limit taking, actions that we believe to be in the best interests of our company and our shareholders. For example, the restrictions could require that we change certain of our business practices, risk our ability to retain key personnel, and expose us to additional costs (including increased compliance costs).

Risk Factors Associated with the Airline and Travel Industry
The airline industry is highly competitive and future competition in our under-served markets could harm our business.
The airline industry is highly competitive. The smaller cities we serve on a scheduled basis have traditionally attracted considerably less attention from our potential competitors than larger markets, and in most of our small city markets, we are the only provider of nonstop service to our leisure destinations. We have continued to expand service to medium-sized cities which we believe to be under-served for nonstop service to our leisure destinations. Several new airline start-ups are beginning operations in the U.S. in 2021. If other airlines or new airline start-ups begin to provide nonstop services to and from these or similar markets, or otherwise target these or similar markets, the increase in the amount of direct or indirect competition could cause us to reconsider service to affected markets, could impact our margins or could impact our future planned service.
Risk Factors Relating to Our Common Stock
The market price of our common stock may be volatile, which could cause the value of an investment in our stock to decline.
The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:
◦the impact of pandemics and other communicable diseases on air travel and any related government restrictions impacting air travel;
◦fuel price volatility, and the effect of economic and geopolitical factors and worldwide oil supply and consumption on fuel availability;
◦announcements concerning our competitors, new market entrants, the airline industry, or the economy in general;
◦strategic actions by us or our competitors, such as acquisitions or restructurings;
◦media reports and publications about the safety of our aircraft or the aircraft types we operate;
◦new regulatory pronouncements and changes in regulatory guidelines;
◦announcements concerning our business strategy;
◦our ability to grow service in the future as rapidly as the market anticipates as we continue to add more cities to our network;
◦general and industry-specific economic conditions;
◦changes in financial estimates or recommendations by securities analysts;
◦substantial sales of our common stock or other actions by investors with significant shareholdings;
◦additional issuances of our common stock;
◦labor work actions;

◦technical factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other technical trading factors; and
◦general market conditions.
The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.
In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Although we have insurance to cover these claims, these lawsuits or similar litigation could result in substantial costs, divert management’s attention and resources, and harm our business or results of operations.
Other companies may have difficulty acquiring us, even if doing so would benefit our stockholders, due to provisions under our corporate charter and bylaws, as well as Nevada law.
Provisions in our articles of incorporation, our bylaws, and under Nevada law could make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders. Our articles of incorporation and bylaws contain the following provisions, among others, which may inhibit an acquisition of our company by a third party:
◦advance notification procedures for matters to be brought before stockholder meetings;
◦a limitation on who may call stockholder meetings; and
◦the ability of our board of directors to issue up to 5,000,000 shares of preferred stock without a stockholder vote.
We are also subject to provisions of Nevada law that prohibit us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns 10 percent or more of our stock cannot acquire us for a period of time after the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors and stockholders.
Under U.S. laws and the regulations of the DOT, we must be under the actual control of U.S. citizens at all times. By law, our president/CEO and at least two-thirds of our board of directors and other managing officers must be U.S. citizens and not more than 25 percent of our voting stock may be owned or controlled by non-U.S. citizens (although consistent with DOT policy, our overall foreign economic ownership may be as high as 49 percent). Any of these restrictions as well as DOT prior-approval requirements could have the effect of delaying or preventing a change in control.
Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens.
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require no more than 25 percent of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our bylaws provide no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Registration on the foreign stock record is made in chronological order based on the date we receive a written request for registration. Non-U.S. citizens will be able to own and vote shares of our common stock only if the combined ownership by all non-U.S. citizens does not violate these requirements.
The price of our common stock may be affected by the availability of shares for sale in the market and upon exercise of warrants or options.
The sale or availability for sale of substantial amounts of our common stock could adversely impact its price. Our certificate of incorporation authorizes us to issue 100,000,000 shares of our common stock. On May 1, 2021, there were 16,416,019 shares of our common stock outstanding and 28,605 shares of our common stock issuable up on the exercise of warrants issued to Treasury under the Payroll Support Programs. Accordingly, a substantial number of shares of our common stock are outstanding and available for sale in the market. In addition, we may issue additional shares of our common stock in connection with equity compensation plans or warrant agreements.
In the future, we may decide to raise capital through offerings of our common stock, additional securities convertible into or exchangeable for common stock, or rights to acquire these securities or common stock. The issuance of additional shares of common stock or additional securities convertible into or exchangeable for common stock could result in dilution of existing stockholders’ equity interests in our company. Issuances of substantial amounts of common stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our common stock and we cannot predict the effect this dilution may have on the price of our common stock.
We suspended paying dividends on our common stock and are prohibited from paying such dividends and repurchasing our common stock until September 30, 2022 under the terms of the PSP.
Holders of our common stock are entitled to receive only such dividends as the Board may declare out of funds legally available for such payments. We had been paying a quarterly dividend since 2015, but we suspended all cash dividends upon the onset of the pandemic. In addition, in connection with the Payroll Support Program Agreements we entered into with the Treasury, we are required to comply with the relevant provisions of the CARES Act, the PSP Extension Act and the American Rescue Plan Act of 2021, including those prohibiting the repurchase of common stock and the payment of dividends until September 30, 2022. As a result, we have not paid any dividend since the quarterly dividend which was declared and paid in first quarter of 2020.
We are incorporated in Nevada and governed by Nevada law. Under Nevada law, we cannot pay dividends or make other distributions on any class of our stock if, after giving effect to such distribution, either (i) we would not be able to pay our debts as they become due in the usual course of business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, were we to be dissolved as a corporation, to satisfy the preferential rights of stockholders, upon such dissolution, that have rights superior to those of the class of stock receiving the distribution. Additionally, under the terms of the Term Loan and the Senior Secured Notes, our ability to pay distributions on, or repurchase, our common stock may be restricted.

USE OF PROCEEDS

We estimate that the proceeds from this offering will be approximately $291.3 million (or $335.0 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting fees and estimated expenses.
We intend to use the net proceeds from this offering for airline growth opportunities and general corporate purposes, including the acquisition of aircraft and repayment of existing indebtedness.

DIVIDEND POLICY

We had been paying a quarterly dividend since 2015, but we suspended all cash dividends upon the onset of the pandemic. In addition, in connection with the Payroll Support Program Agreements we entered into with the Treasury, we are required to comply with the relevant provisions of the CARES Act, the PSP Extension Act and the American Rescue Plan Act of 2021, including those prohibiting the repurchase of common stock and the payment of dividends until September 30, 2022. As a result, we have not paid any dividend since the quarterly dividend which was declared and paid in first quarter of 2020.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

The following discussion is a summary of the certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
◦U.S. expatriates and former citizens or long-term residents of the United States;
◦persons subject to the alternative minimum tax;
◦persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
◦banks, insurance companies, and other financial institutions;
◦brokers, dealers or traders in securities;
◦“controlled foreign corporations,” “passive foreign investment companies,” “real estate investment trusts,” “regulated investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
◦partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
◦tax-exempt organizations or governmental organizations;
◦persons deemed to sell our common stock under the constructive sale provisions of the Code;
◦persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
◦tax-qualified retirement plans;
◦“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

◦persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
◦an individual who is a citizen or resident of the United States;
◦a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
◦an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
◦a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale, Exchange or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale, Exchange or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:
◦the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
◦the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale, exchange or other disposition and certain other requirements are met; or
◦our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale, exchange or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale, exchange or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a “United States person” (as defined in Section 7701(a)(30) of the Code) and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale, exchange or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a “United States person” (as defined in Section 7701(a)(30) of the Code), or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale, exchange or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale, exchange or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. No such final Treasury Regulations have been issued as of the date of this prospectus supplement.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from us, the number of shares of common stock listed next to its name in the following table.

Number of Shares
Barclays Capital Inc	675,000
Morgan Stanley & Co. LLC	675,000
Total:	1,350,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if they purchases any of these shares.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities. The underwriting agreement also provides that if one or more underwriters default, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.
Commissions and Expenses
The underwriters propose to offer our shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.20 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.

	Per Share	Without Option	With Option
Public offering price	$219.00	$295,650,000	$339,997,500
Underwriting discount	$3.13	$4,225,500	$4,859,325
Proceeds, before expenses, to us	$215.87	$291,424,500	$335,138,175

The expenses of this offering are estimated at $4.4 million and are payable by us. We are reimbursing the reasonable fees and disbursements of counsel for the underwriters in connection with the qualification of the shares of our common stock being offered under state securities laws, including the preparation of a blue sky survey.

Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 202,500 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock approximately in proportion to amounts specified in the table above.
No Sales of Similar Securities
We, all of our directors and our executive officers have agreed not to sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions and except otherwise disclosed in this prospectus supplement, not to directly or indirectly:
◦offer, pledge, sell or contract to sell any shares of our common stock,
◦sell any option or contract to purchase any shares of our common stock,
◦purchase any option or contract to sell any shares of our common stock,
◦grant any option, right or warrant to purchase or lend any shares of our common stock,
◦otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock,
◦enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock, whether any such hedging, swap or other agreement or transaction is to be settled by delivery of our common stock, in cash or otherwise,
◦request or demand that we file a registration statement related to our common stock, or
◦publicly disclose the intention to do any of the foregoing.
This lock‑up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Exceptions to our lock-up agreement include (a) the shares of common stock sold pursuant to this offering; (b) any shares of common stock issued (or withheld) upon the exercise or conversion of any options, warrants or other securities or restricted stock units outstanding on the date of this prospectus supplement or other equity-based awards under existing equity compensation plans and incentive retention plans; (c) any options, restricted stock units or other equity-based awards granted under existing equity compensation plans and incentive retention plans; and (d) any warrants that we have issued to the United States government, the Treasury or any similar agency under the CARES Act, or any other similar government aid program (and any shares of our common stock issued upon the exercise thereof) or (e) any of the actions described in the above paragraph with respect to the issuance of up to 10% of outstanding shares of our common stock (or any securities convertible into or exercisable or exchangeable for such shares) in connection with any acquisitions, strategic partnerships or other commercial relationships, provided that the recipient of any such issuances described in clause (e) sign a lock-up agreement described below.

Exceptions to the lock-up signed by our directors and executive officers include (a) transfers of shares of our common stock (i) pursuant to a will or the laws of intestacy or otherwise by operation of law, including pursuant to a domestic order or a negotiated divorce settlement; (ii) as a bona fide gift or gifts; (iii) to any trust for the direct or indirect benefit of the family members; or (iv) to a family member (subject to certain additional obligations) and (b) transfers to the Company of shares of our common stock upon a vesting event to cover tax withholding obligations in connection with such vesting or exercise.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALGT.” On May 4, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $230.36 per share.
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in this offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of this offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over‑the‑counter market or otherwise. The underwriters are not required to engage in these activities and may end any of these activities at any time if they are commenced.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, the underwriters or certain of the securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e‑mail.
Other Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The shares of our common stock in this offering may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below).
In relation to each member state of the European Economic Area (each a “Member State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Member State, except that the shares of our common stock may be offered in that Member State at any time pursuant to the following exemptions under the Prospectus Regulation:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us and or any representative of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person located in a Member State to whom any offer of shares of our common stock is made or who receives any communication in respect of an offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged, and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares of our common stock being offered to or acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in any Member State to qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale.
We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.
This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; (iii) outside the United Kingdom (the “UK”); or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “relevant persons”). The shares of our common stock are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the relevant persons.
This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
No shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the UK at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Section 86 of the FSMA.
provided that no such offer of shares shall require us and/or any underwriter or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the UK who acquires any shares of our common stock offered hereby or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that (1) it is a “qualified investor” within the meaning of the UK Prospectus Regulation; and (2) in the case of any shares of our common stock being offered to or acquired by it as a financial intermediary as that term is used in the UK Prospectus Regulation, the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in the UK to qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale.
We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.
This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in the UK of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation in relation to such offer. Neither we nor any underwriter have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for us or any underwriter to publish a prospectus for such offer.

DESCRIPTION OF COMMON STOCK

Our common stock is described in the base prospectus to which this prospectus supplement is attached.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vedder Price P.C., New York, New York and Greenberg Traurig, LLP, Las Vegas, Nevada. Milbank LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Allegiant Travel Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and on our website at www.allegiant.com. Information on our website is not incorporated into this prospectus supplement and should not be relied upon in determining whether to invest in our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this or any future prospectus supplement.
This prospectus supplement incorporates by reference information that we previously have filed with the SEC that contains important information about us and our financial condition and that is not delivered with this prospectus supplement. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
◦our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;
◦our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 4, 2021;
◦our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 3, 2021 (Item 5.02 only) and March 26, 2021;
◦our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders filed on April 30, 2021; and
◦The description of our common stock contained in our registration statement on Form S-3 (File No. 333-227737), filed with the SEC on October 9, 2018 and all amendments thereto
In addition, all documents (not including any information furnished under item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed under the Exchange Act) filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such documents.
Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:
Allegiant Travel Company
1201 North Town Center Drive
Las Vegas, Nevada 89144
(702) 851-7300
Attention: Investor Relations

PROSPECTUS
Allegiant Travel Company

Senior Debt Securities, Subordinated Debt Securities,
Common Stock, Preferred Stock, Depositary Shares, Warrants,
Stock Purchase Contracts, Stock Purchase Units and Units

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the following types of securities described in this prospectus in one or more offerings:

•our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness
•shares of our common stock
•shares of our preferred stock
•depositary shares representing a fraction of a share of our preferred stock
•warrants to purchase debt securities, preferred stock, depositary shares or common stock
•stock purchase contracts
•stock purchase units
•units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants, or
•any combination of these securities.

In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from the sale of securities by any selling security holders.

This prospectus provides you with a general description of the securities we, or any selling security holder, may offer. Each time we or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We and any selling security holders may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. To the extent not described in this prospectus, the names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 23 in this prospectus.

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.
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Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Global Select Market. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
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Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 6 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 5, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. Each time there is a sale of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, the risks related to an investment in the securities offered and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

All references in this prospectus to “we,” “our” and “us” refer to Allegiant Travel Company and its consolidated subsidiaries unless the context otherwise requires. References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Allegiant Travel Company

We are a leisure travel company focused on providing travel services and products to residents of under-served cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. Our unique business model provides diversified revenue streams from various travel services and product offerings which distinguish us from other travel companies. We operate a low-cost passenger airline marketed primarily to leisure travelers in under-served cities, allowing us to sell air transportation both on a stand-alone basis and bundled with the sale of air-related and third party services and products. In addition, we provide air transportation under fixed fee flight arrangements. Our developed route network, pricing philosophy, advertising, and product offerings built around relationships with premier leisure companies, are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services and products from us.

Below is a brief description of the travel services and products we provide to our customers:

Passenger air transportation. We provide scheduled air transportation on limited-frequency, nonstop flights predominantly between under-served cities and popular leisure destinations. As of September 1, 2018, our operating fleet consisted of 20 MD-80 aircraft and 74 Airbus A320 series aircraft and we were selling travel on 411 routes to 118 cities.

Air-related ancillary products and services. We provide unbundled air-related services and products in conjunction with air transportation for an additional cost to customers. These optional air-related services and products include a customer convenience fee, baggage fees, advance seat assignments, our own travel protection product, change fees, use of our call center for purchases, priority boarding, food and beverage purchases on board, and other air-related services.

Third party ancillary products and services. We offer third party travel products such as hotel rooms, ground transportation (rental cars and hotel shuttle products) and attractions (show and tour tickets) for sale to our passengers. Revenue related to our co-branded credit card is also accounted for in this category.

Fixed fee contract air transportation. We provide air transportation through fixed fee agreements and charter service on a year-round and ad-hoc basis.

Other revenue. We may temporarily act as a lessor as an avenue to opportunistically acquire aircraft and/or engines. Upon the expiration of a lease, we would expect to operate the asset(s) ourselves. We are also currently leasing spare engines to a third party and may choose to act as lessor temporarily in the future on an opportunistic basis. We are currently offering a management solution to golf courses around the country, the revenue from which is reflected in this line item.

Our announced development of Sunseeker Resorts in Southwest Florida exemplifies our expansion in the travel and leisure industry. We expect to expand our travel and leisure offerings in the future.

We have developed a unique business model that focuses on leisure travelers in small and medium-sized cities. The business model has evolved as our experienced management team has looked differently at the traditional way business has been conducted in the airline and travel industries. Our focus on the leisure customer allows us to eliminate the significant costs associated with serving a wide variety of customers and to concentrate our product appeal on a customer base which is under-served by traditional airlines. We have consciously developed a business model which distinguishes us from the traditional airline approach:

Traditional Airline Approach	Allegiant Approach
Focus on business and leisure travelers	Focus on leisure travelers
Provide high frequency service from big cities	Provide low frequency service from small and medium-sized cities
Use smaller aircraft to provide connecting service from smaller markets through hubs	Use larger jet aircraft to provide nonstop service from under-served cities direct to leisure destinations
Utilize bundled pricing	Utilize unbundled pricing of air-related services and products
Sell through various intermediaries	Sell only directly to travelers
Offer flight connections	Do not offer connecting flights
Use code-share arrangements to increase passenger traffic	Do not use code-share arrangements

Our principal executive offices are located at 1201 N. Town Center Drive, Las Vegas, Nevada 89144. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus the information on our websites and you should not consider it to be a part of this document. Our website addresses are included in this document for reference only. Our annual report, quarterly reports, current reports and amendments to those reports are made available free of charge through the investor relations section on our website as soon as reasonably practicable after electronically filed with or furnished to the Securities and Exchange Commission (“SEC”).

Allegiant Travel Company, Allegiant Air and Sunseeker Resorts are service marks of Allegiant Travel Company in the U.S. This prospectus may also contain trademarks and tradenames of other companies.

Risk Factors

An investment in our securities involves a high degree of risk. Investors should carefully consider the risks referenced below before making an investment decision:
•the information contained in or incorporated by reference into this prospectus;
•the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and
•other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including any prospectus supplement relating to specific offerings of securities.

Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price or value of our securities could decline due to any of these risks, and investors may lose all or part of your investment.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. In connection with any sale of securities by a selling security holder, we will provide a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to our fixed charges was as follows for each of the periods indicated:

	Six months ended June 30,	Year ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	5.73x	5.28x	11.41x	13.02x	6.72x	11.77x

The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes, plus fixed charges less interest capitalized, earnings from joint ventures, pretax earnings attributable to noncontrolling interests and plus amortization of capitalized interest. Fixed charges include both interest expensed and capitalized, including amortization of deferred financing costs and original issue discount on debt as well as the interest factor of operating lease expense. The interest factor of operating lease expense is based on an estimate which we consider to be a reasonable approximation.

As of the date of this prospectus, we have no preferred stock outstanding.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, any one or more of the following:

•common stock;
•preferred stock;
•debt securities, including convertible debt instruments;
•depositary shares;
•warrants to purchase any of the securities listed above;
•stock purchase contracts or stock purchase units;
•units, consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants, or;
•any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement or free writing prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, the net proceeds from this offering will be used to purchase additional aircraft consistent with our growth strategy and acquisition criteria, for the development of Sunseeker Resorts, for other capital expenditures, for debt repayment, for stock repurchases under existing board authorized program or under share repurchase programs that may be approved in the future, to fund working capital and general corporate purposes. We may apply proceeds of this offering to the purchase of aircraft under contract or for aircraft we identify for purchase in the future and to the extent we choose not to finance the purchase price at the time of or after purchase. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

We will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities and guarantees, reference must be made to both the prospectus supplement relating thereto and to the following description.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

For the purposes of this “Description of Debt Securities and Guarantees” section of this prospectus, references to “Allegiant,” “the Company,” “we,” “our” or “us” refer to Allegiant Travel Company only, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Allegiant; and

•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to the debt securities of any series or secure the debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of holders of debt securities of any series;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the stated rate of interest or extend the stated time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation or alter the provisions with respect to the redemption of any security (except any provisions relating to the number of days of notice to be given in the event of a redemption of a security which may be amended with the consent of the holders of at least a majority in principal amount of the outstanding securities of the series of securities affected);
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. The indenture provides that we may terminate our obligations with respect to a series of debt securities issued under the indenture, when:

•Either:
–all such debt securities authenticated and delivered (other than debt securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the trustee for cancellation; or

–all such securities that have not been delivered to the trustee for cancellation

▪have become due and payable; or
▪will become due and payable at their stated maturity within one year; or
▪have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us; or
▪are deemed paid and discharged pursuant to legal defeasance provisions of this indenture (Section 8.3)

–and we, in the case of the first, second or third bullet point above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in an amount of money or U.S. government obligations sufficient for the purpose of paying and discharging the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•and we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indenture have been complied with.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

Guarantees

One or more of our wholly owned subsidiaries, including Allegiant Air, LLC, Allegiant Vacations, LLC, AFH, Inc., Allegiant Information Systems, Inc., Sunrise Asset Management, LLC, G4 Properties, LLC, MR Brightside, LLC, Teesnap, LLC, Allegiant Entertainment, Inc., Allegiant Commercial Properties, Inc., Sunseeker Resorts, Inc., Sunseeker Florida, Inc., Point Charlotte Development, LLC, Point Charlotte, LLC, Charlotte Point Properties, LLC, Sunseeker Development, LLC, Sunseeker Residences, LLC, G4 Works, LLC, G4 Complete Entertainment Michigan, LLC and G4 Complete Entertainment Utah, LLC may jointly and severally guarantee any series of debt securities. The specific terms of any guarantees will be described in the applicable prospectus supplement. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Governing Law

The indenture and the debt securities and guarantees will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but may not be complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The terms of these securities also may be affected by the general corporate law of the State of Nevada. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to our articles of incorporation and our amended bylaws. The articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our articles of incorporation. See “Where You Can Find More Information.”

Authorized Capitalization

Our capital structure consists of 100,000,000 authorized shares of common stock and 5,000,000 shares of undesignated preferred stock. As of September 1, 2018, there were 16,150,699 shares of common stock outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption “Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws-Limited Voting by Foreign Owners”.

Our articles of incorporation do not provide for cumulative voting in connection with the election of directors. Our bylaws provide that in an uncontested election, directors are elected by majority vote. In the event of any contested election, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of the date of this prospectus, no shares of our preferred stock are outstanding. Under our articles of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including:

•the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);
•whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;
•the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series;
•the voting rights, if any, of the holders of shares of that series.

The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

We believe the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The Nasdaq Global Select Market currently requires stockholder approval as a prerequisite to listing shares in several instances, including sales or issuances of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

“Effect of Nevada Anti-takeover Statutes”. We are subject to anti-takeover provisions of the Nevada Revised Statutes (“NRS”), including NRS 78.411 through 78.444, inclusive (the “Business Combination Statute”) with respect to combinations with interested stockholders, and NRS 78.378 through 78.3793 (the “Control Share Statute”), with respect to the acquisition of a controlling interest in certain corporations doing business in the state.

Business Combinations. In general, the Business Combination Statute prohibits a Nevada corporation that is publicly traded with 200 or more stockholders of record from engaging in any certain business “combinations” with any “interested stockholder” for a period of two years following the date that the stockholder became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the Nevada corporation and, prior to the date that the stockholder becomes an “interested stockholder,” either: (i) the board of directors of the corporation approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or (ii) the combination is approved by the corporation’s directors and stockholders owning at least 60% of the voting power not owned by the interested stockholder or its affiliates. After the two-year period following the date that the stockholder becomes an interested stockholder, business combinations may also be prohibited unless approved by the corporation's directors or a majority of the stockholders other than the interested stockholder and its affiliates, or unless the price and terms of the transaction meet the criteria set forth in the statute. The Business Combination Statute does not apply to an interested stockholder after the date four years after the person became an interested stockholder.

The NRS defines a “combination” subject to the statute to include the following:

•any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is, or after the transaction would be, an affiliate or associate of the interested stockholder;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to more than 5% of all of the assets of the corporation or more than 5% of the value of the outstanding voting shares of the corporation or represent more than 10% of the earning power or net income of the corporation;

•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the aggregate market value of the outstanding voting shares of the corporation;
•the adoption of a plan of liquidation under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;
•subject to certain exceptions, any reclassification of securities, recapitalization, merger or consolidation, or other transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or
•the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, the NRS defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

We have not opted out of the Business Combination Statute in our Articles of Incorporation, so the law may have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Control Share Acquisitions. The Control Share Statute limits the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation (an “issuing corporation”) that has 200 or more stockholders of record, at least 100 of which have addresses in Nevada, and conducts business in Nevada directly or through an affiliate. An acquiring person and those acting in association with such person may, under certain circumstances, be prohibited from voting such person’s “control shares” if the person acquires a proportion of the outstanding voting power exceeding one of the following thresholds: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The control shares acquired in such an acquisition or within 90 days prior to triggering the statute are denied voting rights unless a majority of the stockholders approve the granting of such voting rights. If an issuing corporation's articles of incorporation or bylaws in effect by the tenth day following the acquisition so provide, the voting securities acquired may be redeemed, at the average price paid for the control shares, by an issuing corporation at the average price paid for the securities if (i) the acquiring person has not given a timely information statement to an issuing corporation or (ii) the control shares are not granted full voting rights by stockholders. If acquiring person obtains a majority voting interest and the security holders accord voting rights to such acquiring person, a stockholder who did not vote in favor of the voting rights may rights as a dissenter to demand payment of the fair value of such stockholder’s shares.

We may amend our by-laws to opt-out of the Control Share Statute by amending our by-laws either before or within ten days after a relevant acquisition, but we have not, to date, done so for any acquisition.

Articles of Incorporation and Bylaw Provisions. Our articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. No preferred stock has yet to be designated. As of September 1, 2018, we had outstanding 16,150,699 shares of common stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, by our chairman of the board of directors or by our chief executive officer.

Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our articles of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our secretary prior to the meeting. Generally, to be timely, notice must be received by our secretary not less than 120 days prior to the meeting. The notice must contain certain information specified in the bylaws.

Other Anti-Takeover Provisions. Certain provisions of our long-term incentive plan may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals as vesting of stock grants may accelerate upon a change of control.

Limitation of Director Liability. Our articles of incorporation limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Nevada law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

•for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
•under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful payments of dividends.

Indemnification Arrangements. Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Nevada Revised Statutes. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Nevada Revised Statutes.

Limited Voting by Foreign Owners. To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our articles of incorporation provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Listing

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, New York 11711.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of any depositary shares.

This section describes the general terms and provisions of depositary shares that may be offered by us. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the applicable prospectus supplement and to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of any warrants.

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•terms, procedures, and limitations relating to the transferability, exchange and exercise of such warrants;
•the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of material U.S. federal income tax considerations;
•any other terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of any such securities.

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units. Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement will describe the terms of any stock purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the stock purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the stock purchase contracts are to be prepaid or not;
•whether the stock purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;
•whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the stock purchase contract;
•any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts; and
•whether the stock purchase contracts will be issued in full registered or global form.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

The following summary of certain provisions of units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of any units.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units we may offer under this prospectus, we will describe the particular terms of any series of units we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units we may sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, depositary share, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION GENERAL

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•directly to purchasers;
•to or through underwriters or dealers;
•through agents;
•through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction ;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus;
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of that particular offering of securities, including:

•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any delayed delivery arrangements;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices, or
•at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Distribution by Selling Security Holders

Selling security holders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Global Select Market or otherwise. Selling security holders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling security holders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling security holders and/or the purchasers of the securities for whom they act as agent. From time to time, the selling security holders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities, or derivatives thereof, and may sell and deliver securities in connection therewith.

As of the date of this prospectus, we have engaged no underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by any selling security holders. To the extent required, the amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter, and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling security holders from the sale of securities will be the sale price of those securities, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

The selling security holders and any brokers, dealers, agents or underwriters that participate with the selling security holders in a distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling security holders in connection with the registration of the securities offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling security holders against certain civil liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to you at the SEC’s web site at http://www.sec.gov and on our website at http://www.allegiant.com. Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to invest in our securities.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and (ii) until this offering has been completed, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein.

•Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018, as amended by Form 10-K/A filed with the SEC on April 30, 2018.
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 8, 2018 and August 3, 2018, respectively.
•Current Reports on Form 8-K filed with the SEC on January 5, 2018, January 12, 2018, April 4, 2018, April 25, 2018 (Item 5.03 only), July 2, 2018, July 19, 2018, September 30, 2018 and October 4, 2018 (Item 2.03 only).
•The description of our common stock contained in our registration statement on Form S-1, filed with the SEC on May 15, 2006 and all amendments thereto.

Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
1201 N. Town Center Drive
Las Vegas, Nevada 89144
(702) 851-7300
Attention: Investor Relations

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements are not historical facts, but are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation:

•an accident involving or problems with our aircraft;
•our reliance on our automated systems;
•our ability to successfully complete our fleet transition
•limitation on growth as we transition to a single fleet type;
•risk of breach of security of personal data;
•volatility of fuel costs;
•labor issues and costs;
•the ability to obtain regulatory approvals as needed;
•the effect of economic conditions on leisure travel;
•the ability to finance aircraft under contract;
•debt covenants and balances;
•terrorist attacks;
•risks inherent to airlines;
•the competitive environment;
•our reliance on third parties who provide services or facilities to us;
•our ability to maintain and grow our ancillary revenues;
•our ability to successfully develop a hotel resort in Southwest Florida;
•reliance on key personnel;
•economic and other conditions in markets in which we operate;
•governmental regulation;
•risks inherent with pursuit of non-airline initiatives;
•increase in maintenance costs; and
•cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

LEGAL MATTERS

The validity of our securities issued hereunder will be passed upon for us by Ellis Funk, P.C., Atlanta, Georgia. As of September 1, 2018, members of Ellis Funk, P.C., beneficially owned in the aggregate fewer than 5,000 shares of our common stock. Robert B. Goldberg, a principal of Ellis Funk, P.C. is also employed as Vice President - Senior Counsel of the Company. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Allegiant Travel Company as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on financial statements of Allegiant Travel Company issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

The consolidated statement of income, and comprehensive income, shareholders' equity and cash flows of Allegiant Travel Company as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

1,350,000 Shares of Common Stock
Allegiant Travel Company
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Prospectus Supplement
May 5, 2021
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Barclays
Morgan Stanley